Exhibit 4.1

EXECUTION COPY

ROCK-TENN COMPANY
as Issuer

and

THE GUARANTORS PARTY HERETO

____________________

3.500% SENIOR NOTES DUE 2020
4.000% SENIOR NOTES DUE 2023

____________________

INDENTURE

DATED AS OF SEPTEMBER 11, 2012

____________________

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.3; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.5
	(b)	11.3
	(c)	11.3
313	(a)	7.6
	(b)(1)	7.6
	(b)(2)	7.6; 7.7
	(c)	7.6; 11.2
	(d)	7.6
314	(a)	4.3; 11.5
	(b)	N.A.
	(c)(1)	11.4
	(c)(2)	11.4
	(c)(3)	N.A.
	(d)	N.A.
	(e)	11.5
	(f)	N.A.
315	(a)	7.1
	(b)	1.1, 7.5; 11.2
	(c)	7.1
	(d)	7.1
	(e)	6.11
316	(a) (last sentence)	2.9
	(a)(1)(A)	6.5
	(a)(1)(B)	9.2
	(a)(2)	N.A.
	(b)	6.7
	(c)	2.13
317	(a)(1)	6.8
	(a)(2)	6.9
	(b)	2.3
318	(a)	11.1
	(b)	N.A.
	(c)	11.1
____________________________
N.A. means not applicable.
*           This Cross-Reference Table is not part of the Indenture.

-i-

-i-

-ii-

-iii-

EXHIBITS

Exhibit A-1	FORM OF 3.500% SENIOR NOTE DUE 2020
Exhibit A-2	FORM OF 4.000% SENIOR NOTE DUE 2023
Exhibit B	FORM OF NOTATIONAL GUARANTEE
Exhibit C-1	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A – 3.500% SENIOR NOTES DUE 2020
Exhibit C-2	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A – 4.000% SENIOR NOTES DUE 2023
Exhibit D-1	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S – 3.500% SENIOR NOTES DUE 2020
Exhibit D-2	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S – 4.000% SENIOR NOTES DUE 2023

-iv-

This Indenture, dated as of September 11, 2012, is by and among Rock-Tenn Company, a Georgia corporation (the “Company” or the “Issuer”), the Guarantors (as defined herein), and The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Notes (as defined herein).

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1	Definitions.

“2020 Additional Notes” means notes issued pursuant to Section 2.17 hereof and having identical terms as the Initial 2020 Notes, other than as expressly permitted by Section 2.17.

“2020 Notes” means the Initial 2020 Notes, the Exchange Notes issued in exchange for the Initial 2020 Notes, any 2020 Additional Notes and any Exchange Notes issued in exchange for 2020 Additional Notes, treated as a single class of securities.

“2023 Additional Notes” means notes issued pursuant to Section 2.17 hereof and having identical terms as the Initial 2023 Notes, other than as expressly permitted by Section 2.17.

“2023 Notes” means the Initial 2023 Notes, the Exchange Notes issued in exchange for the Initial 2023 Notes, any other 2023 Additional Notes and any Exchange Notes issued in exchange for 2023 Additional Notes, treated as a single class of securities.

“Additional Interest” means all additional interest then owing on either Series of Notes pursuant to a Registration Rights Agreement.

“Additional Notes” means 2020 Additional Notes and 2023 Additional Notes.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Agent” means any Registrar or Paying Agent.

“Attributable Debt” means, as to any particular lease under which any person is at the time liable, at the date of determination, the total net amount of rent required to be paid by such person under the lease during the remaining term (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to the date of determination at the rate of interest per annum implicit in the terms of the lease, as determined in good faith by the Company, compounded annually.  The net amount of rent required to be paid under the lease for any such period will be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents.  In the case of any lease terminable by the lessee upon the payment of a penalty, the Company may elect for purposes of the determination of Attributable Debt either (1) that the net amount shall also include the amount of such penalty, but no rent will be considered as required to be paid under the lease subsequent to the first date upon which it may be so terminated or (2) that such penalty be disregarded but that rent be considered as required to the scheduled termination of such lease.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means (i) with respect to the Company or any Subsidiary, its board of directors or any duly authorized committee thereof; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Company’s Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Markets Debt” means any debt of the Company for borrowed money that (i) is in the form of, or represented by, bonds, notes, debentures or other securities (other than promissory notes or similar evidences of debt under a credit agreement) and (ii) has an aggregate principal amount outstanding of at least $25.0 million.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including any preferred interest.

“Certificated Notes” means Notes that are in the form of Exhibit A-1 with respect to the 2020 Notes and Exhibit A-2 with respect to the 2023 Notes attached hereto, other than the Global Notes.

“Change of Control” means the occurrence of any one of the following:

(1)           the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries;

(2)           the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares;

(3)           the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction;

(4)           the first day on which the majority of the members of the Board of Directors of the Company cease to be Continuing Directors; or

(5)           the adoption of a plan relating to the liquidation or dissolution of the Company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event that relates to such Change of Control.

“Commission” means the United States Securities and Exchange Commission.

“Company” or “Issuer” has the meaning set forth in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor thereto.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes of the applicable Series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes of the applicable Series.

“Comparable Treasury Price” means, as determined by the Company, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Consolidated Net Tangible Assets” means, on the date of determination, the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting:

(1)           all current liabilities (other than scheduled maturities of Debt previously recorded as long-term debt), and

(2)           all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles,

all as set forth on the Company and its consolidated Subsidiaries most recent quarterly balance sheet and computed in accordance with GAAP.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)           was a member of such Board of Directors on the date of this Indenture; or

(2)           was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 11.2 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Facility Debt” means any debt of the Company for borrowed money that (i) is incurred pursuant to a credit agreement, including pursuant to the Senior Credit Facility, or other agreement providing for revolving credit loans, term loans or other long-term debt entered into between the Company and any lender or group of lenders and (ii) has an aggregate principal amount outstanding or committed of at least $25.0 million.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Debt” means loans, notes, bonds, indentures or other similar evidences of indebtedness for money borrowed.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to Section 2.6 hereof, and, thereafter, “Depositary” shall mean or include such successor.

“Domestic Subsidiary” means any Subsidiary that is formed or otherwise incorporated in the United States or a state thereof or the District of Columbia.

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means notes registered by the Issuer under the Securities Act and issued in exchange for, and having terms substantially identical to, Initial Notes or unregistered Additional Notes, pursuant to a Registration Rights Agreement.

“Exchange Offer” means an offer that may be made by the Issuer and the Guarantors pursuant to a Registration Rights Agreement to exchange Notes bearing the Restricted Notes Legend for Exchange Notes.

“Funded Debt” means, on the date of determination, any Debt maturing by its terms more than 12 months from such date, including any Debt renewable or extendible at the option of the borrower to a date later than 12 months from such date of determination.

“GAAP” means generally accepted accounting principles in the United States, as in effect as of the Issue Date, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

“Global Note Legend” means the legend identified as such in Section 2.6(d)(ii) hereto.

“Global Notes” means the Notes in global form and registered in the name of the Depositary or its nominee that are in the form of Exhibit A-1 (in the case of a 2020 Note) attached hereto or Exhibit A-2 (in the case of a 2023 Note) attached hereto.

“Guarantor” means each Subsidiary of the Company that executes this Indenture and a Note Guarantee and each other Subsidiary of the Company that thereafter guarantees the Notes in accordance with the provisions of this Indenture.

“Holder” means a Person in whose name a Note is registered in the security register.

 “Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company.

“Initial 2020 Notes” means the $350.0 million in aggregate principal amount of the Issuer’s 3.500% Senior Notes due 2020 issued under this Indenture on the date hereof that contain the restrictive legend on Exhibit A-1.

“Initial 2023 Notes” means the $350.0 million in aggregate principal amount of the Issuer’s 4.000% Senior Notes due 2023 issued under this Indenture on the date hereof that contain the restrictive legend on Exhibit A-2.

“Initial Notes” means, collectively, the Initial 2020 Notes and the Initial 2023 Notes.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P).

“Issue Date” means September 11, 2012, the date on which the Initial Notes are originally issued under this Indenture.

 “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York, the city in which the Corporate Trust Office of the Trustee is located or at a place of payment are authorized or required by law, regulation or executive order to remain closed.  If a payment date in a place of payment is a Legal Holiday, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Mortgage” means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

“Note Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

“Note Guarantee” means any guarantee of the Notes by any Guarantor pursuant to this Indenture.

“Notes” means, collectively, the 2020 Notes and the 2023 Notes.

 “Offering Memorandum” means the offering memorandum related to the issuance of the Initial Notes on the Issue Date, dated September 4, 2012.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the General Counsel, the Chief Accounting Officer, the Chief Administrative Officer, the Secretary, any Assistant Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed by two Officers of the Company or a Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company or such Guarantor, as applicable.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, and which opinion shall be addressed to the Trustee in its capacity as such, and shall comply with any applicable provisions herein.  The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Participant” means, with respect to DTC, a Person who has an account with DTC.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance, covenant defeasance or similar payment with respect to, any Notes on behalf of the Issuer.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing plant or manufacturing facility:

(1)           owned by the Company or any of its Subsidiaries,

(2)           located in the continental United States, and

(3)           the gross book value of which, on the date of determination, exceeds 2% of Consolidated Net Tangible Assets,

except any plant or facility which, in the opinion of the Company’s Board of Directors as evidenced by a Board Resolution, is not of material importance to the Company and its Subsidiaries’ business taken as a whole.

“Rating Agency” means each of Moody’s and S&P; provided, that if either of Moody’s, or S&P ceases to provide rating services to issuers or investors, the Company may appoint a replacement for such Rating Agency.

“Rating Event” means with respect to a Change of Control, if the Notes of the applicable Series carry immediately prior to the Trigger Period (as defined below):

(1)           an Investment Grade rating from both Rating Agencies, that the rating from both Rating Agencies is within 60 days of the earlier of the occurrence of such Change of Control or the first public announcement of the intention to effect such Change of Control (which period shall be extended so long as the rating of such Notes is under publicly announced consideration for possible downgrade by either Rating Agency) (such period, the “Trigger Period”) either downgraded to a non-Investment Grade rating or withdrawn and is not within such period subsequently (in the case of a downgrade) upgraded to an Investment Grade rating or (in the case of a withdrawal) replaced by an Investment Grade rating by either Rating Agency;

(2)           a non-Investment Grade rating from both Rating Agencies, that the rating from both Rating Agencies is, during the Trigger Period, either downgraded by one or more notches (for illustration, Ba1 to Ba2 being one notch) or withdrawn and is not within such period subsequently upgraded to its earlier rating or better by either Rating Agency; or

(3)           both (i) an Investment Grade rating from one Rating Agency and (ii) a non-Investment Grade rating from the other Rating Agency, that, during the Trigger Period, (A) the first rating is either downgraded to a non-Investment Grade rating or withdrawn and is not within such period subsequently (in the case of a downgrade) upgraded to an Investment Grade rating by the applicable Rating Agency or (in the case of a withdrawal) replaced by an Investment Grade rating from such Rating Agency and (B) the second rating is either downgraded by one or more notches or withdrawn and is not within such period subsequently upgraded to its earlier rating or better by the applicable Rating Agency;

provided that in making the relevant decision(s) referred to above to downgrade or withdraw such ratings, as applicable, the relevant Rating Agency announces publicly or confirms in writing to the Company that such decision(s) resulted, in whole or in part, from the occurrence of such Change of Control or the first public announcement of the intention to effect such Change of Control.  In no event shall the Trustee be charged with knowledge of, or for monitoring any, Rating Event.

“Redemption Price”, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.  The Trustee shall not be required to calculate the Redemption Price.

“Reference Treasury Dealers” means (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and a Primary Treasury Dealer (as defined herein) selected by each of SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) one other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date (or, in the case of discharge or defeasance prior to a redemption date, on the third Business Day preceding the date of the deposit of funds with the Trustee).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Indenture, among the Company, the Guarantors and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities LLC, as representatives of the initial purchasers party thereto, and any similar agreement entered into in connection with any Additional Notes.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Note” has the meaning set forth in Rule 144(a)(3) under the Securities Act for the term “restricted securities”; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.  Restricted Notes are required to bear the Restricted Notes Legend.

“Restricted Notes Legend” means the legend identified as such in Section 2.6(d)(i) hereto.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of any Principal Property, whether owned at the Issue Date or thereafter acquired (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Company and any Subsidiary, between any Subsidiary and the Company, or between Subsidiaries), which Principal Property has been or is to be sold or transferred by the Company or such subsidiary to such Person with the intent of taking back a lease of such Principal Property.

 “Securities Act” means the Securities Act of 1933, as amended.

“Senior Credit Facility” means the Credit Agreement, dated as of May 27, 2011, as amended by Amendment No. 1, dated as of December 2, 2011 and as further amended by Amendment No. 2, dated as of March 30, 2012, among the Company, Rock-Tenn Company of Canada, certain of the Company’s subsidiaries, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and Bank of America, N.A., acting through its Canada branch, as Canadian agent, as further amended or replaced from time to time.

“Series” refers to all 2020 Notes or all 2023 Notes, as applicable.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended, and the Exchange Act.

“Specified Indebtedness” means Debt of the Company under the Senior Credit Facility or any Capital Markets Debt or Credit Facility Debt.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Stated Maturity”, when used with respect to any Note means the date specified in such Note as the fixed date on which the principal amount of such Note is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Voting Stock therein is, at the time, directly or indirectly, owned by such Person. Unless otherwise specified, all references herein to Subsidiaries shall be deemed to refer to Subsidiaries of the Company.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended, as in effect on the date hereof.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated by the Independent Investment Banker using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding such redemption date (or, in the case of discharge or defeasance prior to a redemption date, on the third Business Day preceding the date of the deposit of funds with the Trustee).

“Trustee” has the meaning set forth in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unrestricted Notes” means one or more Notes that do not and are not required to bear the Restricted Notes Legend including, without limitation, the Exchange Notes and any Notes registered under the Securities Act pursuant to and in accordance with a Registration Rights Agreement.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

SECTION 1.2	Other Definitions.

Term	Defined in Section

“Agent Members”	2.6
“beneficial owner”	1.1
“Change of Control Offer”	4.8
“Change of Control Payment Date”	4.8
“covenant defeasance”	8.3
“defeasance”	8.2
“Discharge”	8.8
“Event of Default”	6.1
“Note Register”	2.3
“QIBs”	2.1
“QIB Global Note”	2.1
“redemption date”	3.1
“Registrar”	2.3
“Regulation S”	2.1
“Regulation S Global Note”	2.1
“Rule 144A”	2.1

SECTION 1.3	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.

The following TIA term used in this Indenture has the following meaning:

“obligor” on the Notes means the Issuer, the Guarantors and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings assigned to them by such definitions.

SECTION 1.4	Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it herein;

(2)           an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and in the plural include the singular;

(5)           unless otherwise specified, any reference to a Section or an Article refers to such Section or Article of this Indenture; and

(6)           for the avoidance of doubt, any references to “interest” shall include any Additional Interest that may be payable.

ARTICLE II

THE NOTES

SECTION 2.1	Form and Dating.

(a)           The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A-1 (in the case of a 2020 Note) attached hereto and Exhibit A-2 (in the case of a 2023 Note) attached hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes initially shall be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be issued initially in the form of one or more Global Notes substantially in the form attached as Exhibit A-1 (in the case of the 2020 Notes) or Exhibit A-2 (in the case of the 2023 Notes) hereto and shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as Note Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.

Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

Except as set forth in Section 2.6 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

(b)           The Initial Notes are being issued by the Issuer only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”) and (ii) in reliance on Regulation S under the Securities Act (“Regulation S”).  After such initial offers, Initial Notes that are Restricted Notes may be transferred to QIBs, in reliance on Rule 144A, outside the United States pursuant to Regulation S or to the Company, in accordance with certain transfer restrictions.  Initial Notes that are offered in reliance on Rule 144A shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A-1 (in the case of the 2020 Notes) or Exhibit A-2 (in the case of the 2023 Notes) (each, a “QIB Global Note”) deposited with the Trustee, as Note Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  Initial Notes that are offered in offshore transactions in reliance on Regulation S shall be issued in the form of one or more Global Notes substantially in the form set forth in Exhibit A-1 (in the case of the 2020 Notes) or Exhibit A-2 (in the case of the 2023 Notes) (each, a “Regulation S Global Note”) deposited with the Trustee, as Note Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The QIB Global Note of each Series and the Regulation S Global Note of each Series shall be issued with separate CUSIP numbers.  The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Note Custodian.  Transfers of Notes between QIBs and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Section 2.16.

(c)           Section 2.1(b) shall apply only to Global Notes deposited with or on behalf of the Depositary.

The Issuer shall execute and the Trustee shall, in accordance with Section 2.1(b) and this Section 2.1(c), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as Note Custodian.

Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Note Custodian or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any Agent or other agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

The Trustee shall have no responsibility or obligation to any Holder, any member of (or a participant in) DTC or any other Person with respect to the accuracy of the records of DTC (or its nominee) or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes.  The Trustee may rely (and shall be fully protected in relying) upon information furnished by DTC with respect to its members, participants and any beneficial owners in the Notes.

(d)           Notes issued in certificated form, including Global Notes, shall be substantially in the form of Exhibit A-1 (in the case of the 2020 Notes) or Exhibit A-2 (in the case of the 2023 Notes) attached hereto.

SECTION 2.2	Execution and Authentication.

An Officer shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver the Initial 2020 Notes and the Initial 2023 Notes and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount specified in the applicable order, in each case upon a written order of the Issuer signed by one Officer directing the Trustee to authenticate and deliver the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or the Issuer or an Affiliate of the Issuer.

SECTION 2.3	Registrar; Paying Agent.

The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency where Notes may be presented for payment to a Paying Agent.  The Registrar shall keep a register of the Notes (the “Note Register”) and of their transfer and exchange.  The Issuer may appoint one or more co-registrars and one or more additional paying agents; provided, however, that at all times there shall be only one Note Register.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of Section 317(b) of the TIA.  The agreement shall implement the provisions of this Indenture that relate to such Agent.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and initially appoints the Corporate Trust Office of the Trustee as the office or agency of the Company for such purposes.

The Issuer initially appoints DTC to act as the Depositary with respect to the Global Notes.

SECTION 2.4	Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of either Series or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes of such Series, and shall notify the Trustee of any Default by the Issuer in making any such payment.  While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money delivered to the Trustee.  If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the applicable Series money held by it as Paying Agent for such Series.  Upon the occurrence of events specified in Section 6.1(6), the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5	Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of the Notes of each Series and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Notes of each Series, including the aggregate principal amount of the Notes of such Series held by each Holder thereof, and the Issuer shall otherwise comply with TIA § 312(a), and the Trustee may rely on such list.

SECTION 2.6	Book-Entry Provisions for Global Securities.

(a)           Each Global Note constituting a Restricted Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as Note Custodian and (iii) bear legends as required by Section 2.6(d).

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees.  Interests of beneficial owners (or the requesting beneficial owners in the case of clause (ii) immediately below) in a Global Note may be transferred in accordance with Section 2.16 and the rules and procedures of the Depositary.  In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Company within ninety (90) days of such notice or (ii) an Event of Default of which a Responsible Officer of the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from the Depositary or a beneficial owner in a Global Note to issue such Certificated Notes.  In addition, the Company may notify the Depositary, at any  time, that Certificated Notes shall be promptly transferred to all beneficial owners in exchange for their beneficial interests.

(b)           In connection with the transfer of the entire Global Note to beneficial owners pursuant to clause (a) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of Certificated Notes of authorized denominations.

(c)           The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)           Legends.  The following legends shall appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i)            Restricted Notes Legend.

(1)           Unless and until (x) a Note is exchanged for an Exchange Note or sold in connection with an effective shelf registration statement pursuant to a Registration Rights Agreement or (y) the Company determines and there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee and a letter of representation of the Company reasonably satisfactory to the Trustee to the effect that the following legend and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act, each Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (ii) TO THE ISSUER, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(ii)           Global Note Legend.  Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6(d)(iv) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(b) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii)          Each Global Note shall bear the Global Note Legend on the face thereof.

(iv)          At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

(e)           General Provisions Relating to Transfers and Exchanges.

(i)            To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Certificated Notes at the Registrar’s request.

(ii)           No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.6, 4.8 and 9.5 hereto).

(iii)          All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(iv)         The Registrar shall not be required (A) to issue, to register the transfer of or to exchange Notes of either Series during a period beginning at the opening of fifteen (15) days before the day of any selection of Notes of such Series for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(v)          [Reserved].

(vi)         Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.

(vii)        The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.2 hereof.  Except as provided in Section 2.6(b), neither the Trustee nor the Registrar shall authenticate or deliver any Certificated Note in exchange for a Global Note.

(viii)       Each Holder agrees to provide reasonable indemnity to the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(ix)          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7	Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon the written order of the Issuer signed by an Officer of the Issuer, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuer and the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8	Outstanding Notes.

The Notes outstanding at any time of either Series are all the Notes of such Series authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding.  Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, purchase date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9	Treasury Notes.

In determining whether the Holders of the required aggregate principal amount of Notes of either Series have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Affiliate of the Issuer shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes shown on the register as being owned shall be so disregarded.  Notwithstanding the foregoing, Notes that are to be acquired by the Issuer or an Affiliate of the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

SECTION 2.10	Temporary Notes.

Until Certificated Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Issuer signed by two Officers of the Issuer.  Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall upon receipt of a written order of the Issuer signed by two Officers authenticate Certificated Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11	Cancellation.

The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee.  All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation.  Subject to Section 2.7 hereof, the Issuer may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation.  All cancelled Notes held by the Trustee shall be disposed of in accordance with its customary practice, and upon written request of the Issuer, the Trustee shall provide certification of their disposal delivered to the Issuer, unless by a written order, signed by an Officer of the Issuer, the Issuer shall direct that cancelled Notes be returned to it.

SECTION 2.12	Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes of either Series, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of such Series on a subsequent special record date, in each case at the rate provided in the Notes of such Series.  The Issuer shall fix or cause to be fixed each such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly thereafter deliver or cause to be delivered to Holders of the applicable Series a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13	Record Date.

The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA § 316 (c).

SECTION 2.14	Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.15	CUSIP Number.

The Issuer in issuing the Notes may use a “CUSIP” and/or ISIN or other similar number, and if it does so, the Company may use the CUSIP and/or ISIN or other similar number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN or other similar number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.  The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP and/or ISIN or other similar number.

SECTION 2.16	Special Transfer Provisions.

Unless and until (i) a Restricted Note is exchanged for an Exchange Note or sold in connection with an effective shelf registration statement pursuant to a Registration Rights Agreement or (ii) the Restricted Notes Legend is no longer required pursuant to Section 2.6(d), the following provisions shall apply:

(a)           Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Note (other than pursuant to Regulation S):

(i)       The Registrar shall register the transfer of a Restricted Note by a Holder to a QIB if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit C-1 (in the case of a 2020 Note) hereto or Exhibit C-2 (in the case of a 2023 Note) hereto.

(ii)       If the proposed transferee is an Agent Member and the Restricted Note to be transferred consists of an interest in the Regulation S Global Note, upon receipt by the Registrar of (x) the items required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Note of the applicable Series in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note of the applicable Series to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such Regulation S Global Note.

(b)           Transfers Pursuant to Regulation S.  The following provisions shall apply with respect to registration of any proposed transfer of a Restricted Note pursuant to Regulation S:

(i)       The Registrar shall register any proposed transfer of a Restricted Note pursuant to Regulation S by a Holder upon receipt of (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit D-1 (in the case of a 2020 Note) hereto or Exhibit D-2 (in the case of a 2023 Note) hereto from the proposed transferor.

(ii)       If the proposed transferee is an Agent Member holding a beneficial interest in a QIB Global Note and the Restricted Note to be transferred consists of an interest in a QIB Global Note, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note of the applicable Series in an amount equal to the principal amount of the beneficial interest in the QIB Global Note of the applicable Series to be transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the QIB Global Note.

(c)           Exchange Offer.  Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate, one or more Global Notes of the applicable Series not bearing the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Notes that are Restricted Notes tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Global Notes, the Registrar shall cause the aggregate principal amount of the applicable Restricted Notes to be reduced accordingly, and the Registrar shall deliver to the Persons designated by the Holders of Restricted Notes so accepted Global Notes of the applicable Series not bearing the Restricted Notes Legend in the appropriate principal amount.

(d)           Restricted Notes Legend.  Upon the transfer, exchange or replacement of Unrestricted Notes, the Registrar shall deliver Unrestricted Notes of the applicable Series that do not bear the Restricted Notes Legend.  Upon the transfer, exchange or replacement of Restricted Notes, the Registrar shall deliver only Restricted Notes of the applicable Series that bear the Restricted Notes Legend unless the Restricted Notes Legend is no longer required by Section 2.6(d), there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee and a letter of representation of the Issuer reasonably satisfactory to the Trustee, each to the effect that neither such legend nor the related restrictions on transfer are required or appropriate in order to ensure that subsequent transfers of the Notes are effected in compliance with the Securities Act.  Upon receipt of such Opinion of Counsel and letter of representation as provided above, the Trustee shall direct the Registrar to exchange the Restricted Notes for Unrestricted Notes of the applicable Series with such exchange to occur in accordance with Section 2.16(e) (in the case of Global Notes).

(e)           General.  By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such a Note acknowledges receipt of a Restricted Note with restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it shall transfer such Note only as provided in this Indenture until such time as the Restricted Notes Legend is no longer required pursuant to Section 2.6(d) and such Holder transfers such a Restricted Note to an Unrestricted Note. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act until such time as the Restricted Notes Legend is no longer required pursuant to Section 2.6(d) and such Holder transfers such a Restricted Note to an Unrestricted Note; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.16.

SECTION 2.17	Issuance of Additional Notes.

The Company shall be entitled to issue Additional Notes of either Series under this Indenture that shall have identical terms as the Initial Notes of the applicable Series of Notes, other than with respect to the date of issuance, issue price, amount of interest payable on the first interest payment date applicable thereto and any customary escrow provisions (and, if such Additional Notes shall be issued in the form of Restricted Notes, other than with respect to transfer restrictions, any Registration Rights Agreement and Additional Interest with respect thereto).  The Initial Notes of the relevant Series of Notes and any Additional Notes of the relevant Series of Notes and all Exchange Notes of the relevant Series of Notes shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and in an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1)           the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)           the issue price, the issue date, the CUSIP number of such Additional Notes, the Series of Notes under which such Additional Notes shall be issued, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue; and

(3)           whether such Additional Notes shall be Restricted Notes.

In addition, the Company shall deliver an opinion to the Trustee as to (i) the conditions precedent to the issuance and authentication of the Additional Notes and (ii) due authorization, execution, delivery and enforceability of the Additional Notes.

ARTICLE III

REDEMPTION AND PREPAYMENT

SECTION 3.1	Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least forty-five (45) days (or such shorter period as is acceptable to the Trustee) before a date fixed for redemption (the “redemption date”), an Officers’ Certificate setting forth (i) the redemption date, (ii) the Series and principal amount of Notes to be redeemed and (iii) the Redemption Price.

SECTION 3.2	Selection of Notes to Be Redeemed.

If less than all of the Notes of either Series are to be redeemed at any time, such Notes shall be selected in compliance with the requirements of the principal national securities exchange, if any, on which the Notes of such Series are listed or, if the Notes of such Series are not so listed, at the election of the Issuer, on a pro rata basis, by lot or by such other method that complies with applicable requirements of the Depositary; provided that no Notes of $2,000 or less shall be redeemed in part.  The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption.  Portions (equal to $1,000 or any integral multiple thereof) of the principal of the Notes that have denominations larger than $2,000 may be selected for redemption.

SECTION 3.3	Notice of Redemption.

Subject to the provisions of Section 4.8, at least 30 days but not more than 60 days before a redemption date, the Issuer shall send or cause to be sent by electronic transmission or by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed.

The notice shall identify the Notes to be redeemed and shall state:

(1)           the redemption date;

(2)           the Redemption Price (or formulation for the determination thereof if the Redemption Price cannot be determined until a later date);

(3)           if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes of the applicable Series in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(4)           the name, telephone number and address of the Paying Agent;

(5)           that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(6)           that, unless the Issuer defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(7)           the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall have delivered to the Trustee at least 45 days prior to the redemption date (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notices as provided in the preceding paragraph.  The notice sent in the manner herein provided shall be conclusively presumed to have been duly given whether or not a Holder receives such notice.  In any case, failure to give such notice by electronic transmission or by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the notice to any other Holder.

SECTION 3.4	Effect of Notice of Redemption.

Once a notice of redemption is sent in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the Redemption Price plus accrued and unpaid interest, if any, to such date.  A notice of redemption may not be conditional.

SECTION 3.5	Deposit of Redemption of Purchase Price.

On or before 10:00 a.m. (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to Section 4.8, the Issuer shall deposit with the Trustee or with the Paying Agent (other than the Issuer or an Affiliate of the Issuer) money sufficient to pay the Redemption Price of and accrued and unpaid interest, if any, on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of (including any applicable premium), and accrued interest, if any, on, all Notes to be redeemed or purchased.

If Notes called for redemption or tendered in a Change of Control Offer are paid or if Issuer has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, and unpaid and accrued interest, if any, on, all Notes to be redeemed or purchased, on and after the redemption or purchase date, interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in a Change of Control Offer (regardless of whether certificates for such securities are actually surrendered).  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in such Notes.

SECTION 3.6	Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon the written request of an Officer of the Issuer, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note of the applicable Series equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7	Optional Redemption.

At any time, the Company may redeem the 2020 Notes in whole or in part at a Redemption Price equal to the greater of:

(a)           100% of the principal amount of the 2020 Notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date; and

(b)           the sum of the present values of the remaining scheduled payments of principal and interest in respect of the 2020 Notes being redeemed (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, plus accrued and unpaid interest to, but not including, the redemption date.

At any time before December 1, 2022, the Company may redeem the 2023 Notes in whole or in part at a Redemption Price equal to the greater of:

(a)           100% of the principal amount of the 2023 Notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date; and

(b)           the sum of the present values of the remaining scheduled payments of principal and interest in respect of the 2023 Notes being redeemed (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, plus accrued and unpaid interest to, but not including, the redemption date.

At any time on or after December 1, 2022, the Company may redeem the 2023 Notes in whole or in part at a Redemption Price equal to 100% of the principal amount of the 2023 Notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

SECTION 3.8	Mandatory Redemption.

The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE IV

COVENANTS

SECTION 4.1	Payment of Notes.

The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds, in accordance with this Indenture, money sufficient to pay all such principal, premium, if any, and interest then due.

SECTION 4.2	Provision of Financial Information.

The Company shall furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as any Notes are not freely transferable under the Securities Act.

SECTION 4.3	Compliance Certificate.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year commencing with the fiscal year ending September 30, 2013, an Officers’ Certificate stating, as to each Officer signing such certificate, that, to his or her knowledge, there has not been any default in the performance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.4	[Reserved].

SECTION 4.5	Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.6	Restrictions on Liens.

The Company will not, and will not cause or permit any of its Subsidiaries to, create, suffer to exist, permit, incur or assume any Debt secured by a Mortgage on any of the Company’s or its Subsidiaries’ Principal Property or any shares of Capital Stock or Debt of any Subsidiary without equally and ratably securing each Series of the Notes.  However, the foregoing restrictions will not apply to:

(1)           Mortgages existing at the date of this Indenture;

(2)           Mortgages on Principal Property, shares of Capital Stock or Debt of any Person at the time the Person becomes a Subsidiary;

(3)           Mortgages on Principal Property or shares of Capital Stock existing at the time of the acquisition of such Principal Property or Capital Stock by the Company or any Subsidiary;

(4)           Mortgages to secure the payment of all or any part of the price of acquisition, construction or improvement of Principal Property or Capital Stock by the Company or any Subsidiary, or to secure any Debt or obligation incurred by the Company or any Subsidiary, prior to, at the time of, or within 180 days after, the later of the acquisition or completion of construction, including any improvements on a Principal Property, which Debt or obligation is incurred for the purpose of financing all or any part of the purchase, construction or improvement of such Principal Property;

(5)           Mortgages securing any Debt or obligation of any Subsidiary owing to the Company or to another Subsidiary;

(6)           Mortgages on property or assets of a corporation existing at the time the corporation is merged into or consolidated with the Company or any Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or any Subsidiary;

(7)           Mortgages on property or assets of a person existing at the time the Company merges into or consolidate with this person or at the time of a sale, lease or other disposition of the Company’s properties as an entirety or substantially as an entirety to this person;

(8)           Mortgages on the Company or any Subsidiary’s property or assets in favor of the United States or any State thereof or any department, agency or instrumentality or political subdivision thereof, or in favor of any other country or any political subdivision thereof, to secure partial progress, advance or other payments pursuant to any contract, statute, rule or regulation;

(9)           Mortgages on the Company or any Subsidiary’s property or assets securing Debt or other obligations issued by or owed to the United States, any State thereof or any municipality, or any department, agency or instrumentality or political subdivision of any of the foregoing, or by any other country or any political subdivision thereof for the purpose of financing all or any part of the purchase price of or, in the case of real property, the cost of construction on, relocation of, maintenance of, or improvement of, any property or assets subject to such Mortgages or within the jurisdiction of such entity, or otherwise in connection with any geographic incentivization arrangements, including tax reduction or other economic subsidization arrangements pertaining to local employment;

(10)         Mortgages under worker’s compensation laws or similar legislation-and Mortgages or judgments thereunder which are not currently dischargeable, or in connection with bids, tenders, contracts, other than for the payment of money, or leases to which the Company or any Subsidiary is a party, or to secure the Company’s or any Subsidiary’s public or statutory obligations, or in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which the Company or any Subsidiary is a party;

(11)         Mortgages created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including Mortgages arising out of judgments or awards against the Company or any Subsidiary with respect to which the Company or any Subsidiary is in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; Mortgages relating to final unappealable judgment liens which are satisfied within 60 days of the date of judgment or Mortgages incurred by the Company or any of its Subsidiaries for the purpose of obtaining a stay or discharge in the course of any litigation or proceeding to which the Company or any Subsidiary is a party;

(12)         Mortgages for taxes or assessments or governmental charges or levies not yet delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; Mortgages comprising landlord’s liens or liens of carriers, warehouseman, mechanics and materialman incurred in the ordinary course of business for sums not yet due and payable or which are being contested in good faith by appropriate proceedings; and any other Mortgages incidental to the conduct of the Company’s or a Subsidiary’s business or the ownership of the property or assets of the Company or any Subsidiary not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the opinion of the Company’s Board of Directors, materially impair the use or value of such property or assets;

(13)         any extension, renewal or replacement, or successive extensions, renewals or replacements, as a whole or in part, of any Mortgages referred to in the foregoing paragraphs (1) to (12) inclusive; provided that the principal amount of the Debt being extended, renewed or replaced is not increased (other than any increase attributable to accrued and unpaid interest and any fees, expenses and costs, including any prepayment or repurchase premium in connection with such extension, renewal or replacement) and such extension, renewal or replacement, in the case of Debt secured by a Mortgage, shall be limited to all or a part of the same property, shares of Capital Stock or Debt that secured the Mortgage extended, renewed or replaced plus improvements on such property; and

(14)         Mortgages not permitted by paragraphs (1) through (13) above if at the time of and after giving effect to the creation or assumption of any such Mortgage, the aggregate amount of all of the Company and its Subsidiaries’ Debt secured by such Mortgages not so permitted by paragraphs (1) through (13) above, together with the Attributable Debt in respect of Sale and Lease-Back Transactions in respect of Principal Property not otherwise permitted under Section 4.7 of this Indenture, does not exceed 10% of Consolidated Net Tangible Assets.

SECTION 4.7	Restrictions on Sale and Lease-Back Transactions.

The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale and Lease-Back Transaction in respect of Principal Property unless:

(i)       the Company or such Subsidiary would, at the time of entering into such Sale and Lease-Back Transaction, be entitled to incur Debt secured by a Mortgage on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction without equally and ratably securing the Notes; or

(ii)       the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to their fair value, as determined by the Company’s Board of Directors, and an amount equal to the net proceeds from the sale of the Principal Property is applied, within 180 days of the Sale and Lease-Back Transaction:

(1)           to the purchase or acquisition of, or, in the case of real property, the commencement of construction on or improvement of, property or assets, or

(2)           to the retirement or repayment, other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision of:

(A)           securities or Funded Debt ranking equally with or senior to the Notes, any guarantees of the Notes or Funded Debt of any Subsidiary, or

(B)           Debt incurred by the Company or any Subsidiary within 180 days prior to the effective date of any such Sale and Lease-Back Transaction that: (i) was used solely to finance the acquisition of the Principal Property that is the subject of such Sale and Lease-Back Transaction and (ii) is secured by a mortgage on the Principal Property that is the subject of such Sale and Lease-Back Transaction; or

(iii)          the lease in the Sale and Lease-Back Transaction secures or relates to Debt or other obligations issued by or owed to the United States, any State thereof or any municipality, or any department, agency or instrumentality or political subdivision of any of the foregoing, or by any other country or any political subdivision thereof for the purpose of financing all or any part of the purchase price of or, in the case of real property, the cost of construction on, relocation of, maintenance of, or improvement of, any property or assets subject to such leases or within the jurisdiction of such entity, or otherwise in connection with any geographic incentivization arrangements, including tax reduction or other economic subsidization arrangements pertaining to local employment.

SECTION 4.8	Change of Control Triggering Event.

(a)           If a Change of Control Triggering Event with respect to a Series of Notes occurs, unless the Company has exercised its right to redeem the Notes of such Series in accordance with Section 3.7, each Holder of the Notes of such Series will have the right to require the Company to purchase all or a portion (equal to $2,000 principal amount and any integral multiples of $1,000 in excess thereof) of such Holder’s Notes of such Series pursuant to the offer described below (a “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount of the Notes of the applicable Series repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase, subject to the rights of Holders of Notes of such Series on the relevant record date to receive interest due on the relevant interest payment date.

(b)           The Issuer will be required to send a notice to each Holder of the applicable Series by first class mail, with a copy to the Trustee, within 30 days following the date upon which any Change of Control Triggering Event occurred, or at its option, prior to any Change of Control but after the public announcement of the pending Change of Control.  The notice will govern the terms of the Change of Control Offer and will describe, among other things, the transaction that constitutes or may constitute the Change of Control Triggering Event and the purchase date.  The purchase date will be at least 30 days but no more than 60 days from the date such notice is mailed, other than as may be required by law (a “Change of Control Payment Date”).  If the notice is mailed prior to the date of consummation of the Change of Control, the notice will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.  Holders electing to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(c)           On the Change of Control Payment Date, the Issuer will, to the extent lawful: (i) accept for payment all properly tendered Notes or portions of Notes of the applicable Series that have not been validly withdrawn; (ii) deposit with the Paying Agent the required payment for all properly tendered Notes or portions of Notes of such Series that have not been validly withdrawn; and (iii) deliver or cause to be delivered to the Trustee the repurchased Notes of such Series, accompanied by an Officers’ Certificate stating, among other things, the aggregate principal amount of repurchased Notes of such Series.

(d)           The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable, in connection with the repurchase of Notes as a result of a Change of Control Triggering Event.  To the extent that the provisions of any such securities laws or regulations conflict with Section 4.8 of this Indenture, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under Section 4.8, by virtue of any such conflict.

(e)           The Company will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.8 and such third party purchases all of the Notes properly tendered and not withdrawn under such offer.

SECTION 4.9	[Reserved].

SECTION 4.10	Additional Note Guarantees.

After the Issue Date, the Company shall cause each of its Domestic Subsidiaries that guarantees any Specified Indebtedness of the Company in each case to guarantee the Notes pursuant to Section 10.9 of this Indenture.

ARTICLE V

SUCCESSORS

SECTION 5.1	Consolidation, Merger, and Sale of Assets.

The Company will not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person and may not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(i)            the successor or purchaser (if other than the Company) is a corporation, partnership or trust organized under the laws of the United States or any state thereof or the District of Columbia;

(ii)           the successor or purchaser (if other than the Company) expressly assumes the Company’s obligations on the Notes under a supplemental indenture and the performance or observance of every covenant of the Company under this Indenture;

(iii)          immediately after giving effect to the transaction and treating any Debt which becomes the Issuer’s or any Subsidiary’s obligation as a result of such transaction as having been incurred by the Issuer or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(iv)          if, as a result of such transaction the Company’s assets would become subject to a Mortgage not permitted by this Indenture without securing the Notes, the Issuer or such successor Person, as the case may be, shall take such steps as shall be necessary to secure the Notes equally and ratably with (or prior to) all indebtedness secured thereby; and

(v)          the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating compliance with the requirements of the preceding clauses (i), (ii), (iii) and (iv), and, to the extent that the preceding clause (ii) is applicable, to the effect that the applicable supplemental indenture has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the successor or purchaser.

SECTION 5.2	Successor Person Substituted.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company (and, if necessary, any co-issuer) is merged or to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and shall exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that in the event of a lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1	Events of Default.

Each of the following constitutes an “Event of Default” in respect of each Series of Notes:

(1)           default in the payment in respect of the principal of any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2)           default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3)           default in the performance, or breach, of any covenant or agreement in this Indenture by the Company or any Guarantor (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1) or (2) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(4)           a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Company or any Significant Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $75.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $75.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(5)           the entry against the Company or any Significant Subsidiary of a final non-appealable judgment or final non-appealable judgments for the payment of money in an aggregate amount in excess of $75.0 million, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisﬁed for a period of 60 consecutive days;

(6)           (i) the Company or, any Significant Subsidiary (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary), pursuant to or within the meaning of any Bankruptcy Law:

(a)           commences a voluntary case,

(b)           consents to the entry of an order for relief against it in an involuntary case,

(c)           consents to the appointment of a custodian of it or for all or substantially all of its property,

(d)           makes a general assignment for the benefit of its creditors, or

(e)           admits in writing its inability to generally pay its debts as they become due; or

                (ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)           is for relief against the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;

(b)           appoints a custodian of the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Subsidiaries; or

(c)           orders the liquidation of the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days; or

(7)           except as permitted by this Indenture, any Note Guarantee of any Significant Subsidiary (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary), shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect.

SECTION 6.2	Acceleration.

If an Event of Default (other than an Event of Default specified in clause (6) of Section 6.1 with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes issued pursuant to this Indenture (including any Additional Notes issued pursuant to this Indenture after the Issue Date) may declare the principal of all of the outstanding Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by the Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes issued pursuant to this Indenture may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in this Indenture.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (4) of Section 6.1 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (4) of Section 6.1 shall be remedied or cured or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (6) of Section 6.1 occurs with respect to the Company, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders.

SECTION 6.3	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, or interest on the Notes or to enforce the performance of any provision of such Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes of the applicable Series or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

SECTION 6.4	[Reserved].

SECTION 6.5	Control by Majority.

The Holders of a majority in aggregate principal amount of the then outstanding Notes of any Series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it with respect to such Series.  However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability (it being understood that the Trustee has no affirmative duty to ascertain whether or not such action is unduly prejudicial to such Holders), and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.6	Limitation on Suits.

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a)           the Holder gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;

(b)           the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)           such Holder or Holders offer and, if requested, provide to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of such indemnity or security; and

(e)           during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7	Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8	Collection Suit by Trustee.

If an Event of Default specified in Section 6.1(1) or (2) hereof occurs and is continuing with respect to a Series of Notes, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium and interest remaining unpaid on such Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9	Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10	Priorities.

Any money collected by the Trustee pursuant to this Article VI and any money or other property distributable in respect of the Company’s obligations under this Indenture after an Event of Default shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First:  to the Trustee (including any predecessor Trustee), its agents and attorneys for amounts due under Section 7.7 hereof, including, but not limited to, payment of all reasonable compensation, expense and liabilities incurred by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively; and

Third:  to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VII

TRUSTEE

SECTION 7.1	Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)           Except during the continuance of an Event of Default:

(i)       the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)       in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall be under a duty to examine the certificates and opinions specifically required to be furnished to it to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts or conclusions stated therein).

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)       this paragraph does not limit the effect of paragraphs (b) or (e) of this Section 7.1;

(ii)       the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)       the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section 7.1.

(e)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights and powers under this Indenture at the request of any Holders, if the Trustee shall have offered reasonable grounds to believe that its repayment of such funds or security and indemnity satisfactory to it against such loss, liability or expense is not reasonably assured to it.

(f)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds.

(g)           The Trustee shall not be charged with knowledge of any Event of Default unless a Responsible Officer shall have actual knowledge of such Event of Default or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee and such notice references the Notes and this Indenture.

SECTION 7.2	Rights of Trustee.

(a)           The Trustee, as Trustee and acting in each of its capacities hereunder, may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in any such document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of the Trustee’s own choosing and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance on the advice or opinion of such counsel.

(c)           The Trustee may appoint and act through its attorneys, and co-trustee and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.  Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.  Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or a Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

(f)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security and indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Company or any Guarantor, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)           The rights, privileges, protections and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each attorney or agent appointed by the Trustee.

(i)           The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j)           In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential damages (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.3	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest as defined in Section 310(b) of the TIA, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4	Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, any statement or recital in any document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes.

SECTION 7.5	Notice of Defaults.

If a Default occurs and is continuing with respect to either Series of Notes and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall send electronically or mail to Holders of Notes of such Series a notice of the Default within 90 days after it occurs.  Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.6	Reports by Trustee to Holders of the Notes.

Within 60 days after each May 1 beginning with May 1, 2013, and for so long as Notes remain outstanding, the Trustee shall send to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its delivery to the Holders of either Series shall be mailed or delivered to the Company and filed with the Commission and each stock exchange on which the Company has informed the Trustee in writing the Notes of such Series are listed in accordance with TIA § 313(d).  The Company shall promptly notify the Trustee when the Notes of either Series are listed on any stock exchange and of any delisting thereof.

SECTION 7.7	Compensation and Indemnity.

The Issuer shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as the parties will agree in writing from time to time.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include, but not be limited to, the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee or predecessor Trustee (which for purposes of this Section 7.7 shall include its officers, directors, employees and agents) against any and all claims, damage, losses, liabilities or expenses (including attorneys’ fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, claim, damage, liability or expense may be attributable to its negligence, willful misconduct or bad faith.  The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder.  The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of one such counsel.  The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Issuer and the Guarantors under this Section 7.7 shall survive the satisfaction and discharge or termination for any reason of this Indenture or the resignation or removal of the Trustee.

To secure the Issuer’s and the Guarantors’ obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest, if any, on particular Notes.  Such lien shall survive the satisfaction and discharge or termination for any reason of this Indenture and the resignation or removal of the Trustee.

In addition, and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(6) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

SECTION 7.8	Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Issuer in writing.  The Holders of a majority in principal amount of the then outstanding Notes issued pursuant to this Indenture and then-outstanding, voting as a single class may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10 hereof;

(b)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a Custodian or public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of all outstanding Notes issued pursuant to this Indenture and then-outstanding, voting as a single class may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Promptly after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7 hereof, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall deliver notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in aggregate principal amount of all outstanding Notes of each Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9	Successor Trustee by Merger, Etc.

If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee or any Agent, as applicable.

SECTION 7.10	Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities.  The Trustee together with its affiliates shall at all times have a combined capital and surplus of at least $50.0 million as set forth in its most recent annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(l), (2) and (5).  If this Indenture becomes qualified under the TIA, the Trustee shall be subject to TIA § 310(b) including the provision in § 310(b)(1); provided that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer or the Guarantors are outstanding if the requirements for exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11	Preferential Collection of Claims Against the Issuer.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12	Trustee’s Application for Instructions from the Issuer.

Any application by the Trustee for written instructions from the Issuer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than twenty Business Days after the date any officer of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE VIII

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1	Option to Effect Defeasance, Covenant Defeasance or Discharge.

The Issuer may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.2, 8.3 or 8.8 hereof applied to all outstanding Notes of either Series upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2	Defeasance.

Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuer and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from the obligations thereof with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “defeasance”).  For this purpose, defeasance means that the Issuer shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes of the applicable Series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes of such Series to receive payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.4(l); (b) the Issuer’s obligations with respect to such Notes under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7 and 2.10 hereof; (c) the rights, powers, trusts, benefits and immunities of the Trustee, including without limitation thereunder, under Section 7.7, 8.5 and 8.7 hereof and the Issuer’s obligations in connection therewith; (d) the Company’s rights pursuant to Section 3.7; and (d) the provisions of this Article VIII.  Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.2 with respect to either Series of Notes notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3	Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, with respect to either Series of Notes, the Issuer and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from the obligations thereof under the covenants contained in Sections 4.2, 4.3, 4.6, 4.7, 4.8, 4.10, and 5.1 hereof with respect to the outstanding Notes of such Series on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Notes of such Series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, covenant defeasance means that, with respect to the outstanding Notes of the applicable Series, the Issuer or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof with respect to such Series of Notes, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3 with respect to such Series of Notes, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(3), (4), (5), (6) or (7) hereof shall not constitute Events of Default.

SECTION 8.4	Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes of either Series of Notes:

(1)           the Issuer must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes of such Series: (A) money in an amount, or (B) non-callable U.S. government obligations or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes of such Series on the Stated Maturity thereof or the redemption date thereof, as the case may be, in accordance with the terms of this Indenture and such Notes;

(2)           in the case of defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes of such Series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

(3)           in the case of covenant defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4)           no Event of Default with respect to the outstanding Notes of such Series shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Mortgage to secure such borrowing);

(5)           such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Company is a party or by which the Company is bound; and

(6)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a defeasance need not to be delivered if all Notes not therefore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.5	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.6 hereof, all money and non-callable U.S. government obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 or 8.8 hereof in respect of the outstanding Notes of either Series shall be held in trust, shall not be invested, and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. government obligations deposited pursuant to Section 8.4 or 8.8 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes of either Series.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer and be relieved of all liability with respect to any money or non-callable U.S. government obligations held by it as provided in Section 8.4 or 8.8 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent defeasance or covenant defeasance with respect to a Series of Notes.

SECTION 8.6	Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for one year after such principal and premium, if any, or interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

SECTION 8.7	Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. government obligations in accordance with Section 8.2, 8.3 or 8.8 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer under this Indenture and the Notes of the applicable Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, 8.3 or 8.8 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2, 8.3 or 8.8 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.8	Discharge.

The Issuer may terminate the obligations of it and the Guarantors under this Indenture with respect to either Series of Notes, and, with respect to such Series of Notes, this Indenture, except for Sections 7.7, 8.5 and 8.7 hereof, shall cease to be of further effect, when:

(1)           either:  (A) all Notes of such Series theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all Notes of such Series not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes of such Series, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

(2)           the Issuer has paid or caused to be paid all other sums then due and payable under this Indenture with respect to such Series of Notes by the Issuer;

(3)           the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(4)           the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes of such Series at maturity or on the redemption date, as the case may be; and

(5)           the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel reasonably acceptable to the Trustee, each stating that all conditions precedent under this Indenture relating to the Discharge have been complied with.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1	Without Consent of Holders of the Notes.

Notwithstanding Section 9.2 of this Indenture, without the consent of any Holders of either Series of Notes, the Issuer, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures to this Indenture and any of the Notes for any of the following purposes:

(1)           to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in this Indenture, any Note Guarantee and the Notes;

(2)           to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer;

(3)           to add additional Events of Default;

(4)           to provide for uncertificated Notes of either Series in addition to or in place of the certificated Notes of such Series;

(5)           to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;

(6)           to provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture;

(7)           to add a Guarantor or to release a Guarantor in accordance with this Indenture;

(8)           to cure any ambiguity, defect, omission, mistake or inconsistency;

(9)           to make any other provisions with respect to matters or questions arising under this Indenture, provided that such actions pursuant to this clause (9) shall not adversely affect the interests of the Holders of either Series of Notes in any material respect, as determined in good faith by the Board of Directors of the Company;

(10)           to conform the text of this Indenture or the Notes to any provision of the “Description of Notes” in the Offering Memorandum to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in the “Description of Notes”; or

(11)           to effect or maintain the qualification of this Indenture under the TIA.

SECTION 9.2	With Consent of Holders of Notes.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes issued pursuant to this Indenture (including any Additional Notes issued pursuant to this Indenture after the Issue Date) and then outstanding, voting as a single class, the Issuer and the Trustee may enter into an indenture or supplemental indentures to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Notes or of modifying in any manner the rights of the Holders under this Indenture, including the definitions herein; provided, that (i) if any such supplemental indenture would by its terms disproportionately and adversely affect either Series of Notes under this Indenture, such supplemental indenture shall also require the consent of the Holders of at least a majority in principal amount of the then-outstanding Notes of such Series and (ii) if any such supplemental indenture would only affect the Notes of one Series of Notes, then only the consent of the Holders of at least a majority in principal amount of the then-outstanding Notes of such affected Series (and not the consent of at least a majority in principal amount of all Notes issued under this Indenture and then-outstanding) shall be required; and provided, further, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

(1)           change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Note may be subject to redemption or reduce the Redemption Price therefor;

(2)           reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

(3)           modify or change any provision of this Indenture affecting the ranking of any Notes or any Note Guarantee in a manner adverse to the Holders of such Notes; or

(4)           modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

In addition, without the consent of the Holders of 66 2/3% in aggregate principal amount of the Notes of a Series, no such supplemental indenture shall release any Guarantor from its Note Guarantee of such Series that is required to be maintained under this Indenture (other than in accordance with the terms of this Indenture).

The Holders of not less than a majority in aggregate principal amount of Notes issued pursuant to this Indenture (including any Additional Notes issued pursuant to this Indenture after the Issue Date) and then-outstanding, voting as a single class, may on behalf of the Holders of all the Notes issued pursuant to this Indenture waive any past default under this Indenture and its consequences; provided that (i) if any such waiver would by its terms disproportionately and adversely affect either Series of Notes under this Indenture, such waiver shall also require the consent of the Holders of at least a majority in principal amount of the then-outstanding Notes of such Series and (ii) if any such waiver would only affect the Notes of one Series, then only the consent of the Holders of at least a majority in principal amount of the then-outstanding Notes of such affected Series (and not the consent of at least a majority in principal amount of all Notes issued under this Indenture and then-outstanding) shall be required; and provided, further, that no waiver shall be effective without the consent of the Holder of each outstanding Note affected thereby in the case of a default:

(1)           in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an offer to purchase which has been made by the Issuer), or

(2)           in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 9.3	Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.4	Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver.  If the Issuer fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished for the Trustee prior to such solicitation pursuant to Section 2.5 hereof or (ii) such other date as the Issuer shall designate.

SECTION 9.5	Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for any Note may issue, and the Trustee shall authenticate, a new Note that reflects the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

After any amendment, supplement or waiver becomes effective, the Company shall mail to Holders a notice briefly describing such amendment, supplement or waiver.  The failure to give such notice shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6	Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  In signing or refusing to sign any amendment or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture, that all conditions precedent thereto have been met or waived, that such amendment or supplemental indenture is not inconsistent herewith, and that it will be valid, binding and enforceable upon the Issuer in accordance with its terms.

ARTICLE X

NOTE GUARANTEES

SECTION 10.1	Note Guarantees.

(a)           Each Guarantor hereby jointly and severally, fully, unconditionally and irrevocably guarantees the Notes and obligations of the Issuer hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that:  (i) the principal of and premium, if any and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.  Each of the Note Guarantees shall be a guarantee of payment and not of collection.

(b)           Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c)           Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Note Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Note Guarantee or as provided for in this Indenture.  Each of the Guarantors hereby agrees that, in the event of a default in payment of principal or premium, if any or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Note Guarantee without first proceeding against the Company or any other Guarantor.  Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(d)           If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Note Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect.  This paragraph (d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned.  This paragraph (d) shall survive the termination of this Indenture.

(e)           Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of the Note Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Note Guarantee of such Guarantor.

SECTION 10.2	Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.1, each Guarantor agrees that a notation of such Note Guarantee substantially in the form attached hereto as Exhibit B shall be endorsed on each Note authenticated and delivered by the Trustee.  Such notation of Note Guarantee shall be signed on behalf of such Guarantor by an officer of such Guarantor (or, if an officer is not available, by a board member or director) on behalf of such Guarantor by manual or facsimile signature.  In case the officer, board member or director of such Guarantor who shall have signed such notation of Note Guarantee shall cease to be such officer, board member or director before the Note on which such Note Guarantee is endorsed shall have been authenticated and delivered by the Trustee, such Note nevertheless may be authenticated and delivered as though the Person who signed such notation of Note Guarantee had not ceased to be such officer, board member or director.

Each Guarantor agrees that its Note Guarantee set forth in Section 10.1 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantors.

The failure to endorse a Note Guarantee shall not affect or impair the validity thereof.

SECTION 10.3	Severability.

In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.4	Limitation of Guarantors’ Liability.

Each Guarantor and by its acceptance of Notes, each Holder, confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law relating to fraudulent transfer or conveyance.  To effectuate the foregoing intention, the Trustee, the Holders and Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee, result in the obligations of such Guarantor under its Note Guarantee constituting a fraudulent transfer or conveyance.

SECTION 10.5	Guarantors May Consolidate, Etc., on Certain Terms.

Except as otherwise provided in Section 10.7, a Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless:

(1)           immediately after giving effect to such transactions, no Default or Event of Default exists; and

(2)           the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Company or another Guarantor) unconditionally assumes all the obligations of that Guarantor under this Indenture pursuant to a joinder to this Indenture or a supplemental indenture satisfactory to the Trustee or by operation of law;

(3)           the Company delivers, or causes to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such sale, other disposition, consolidation or merger complies with the requirements of this Indenture.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles IV and V hereof, and notwithstanding clauses (1) and (2) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

SECTION 10.6	[Reserved].

SECTION 10.7	Release of a Guarantor.

(a)           If the lenders under any Credit Facility Debt (including, the Senior Credit Facility) or any Capital Markets Debt agree to release a Guarantor from its guarantee of such Credit Facility Debt or such Capital Markets Debt, or if such Credit Facility Debt or Capital Markets Debt is repaid in full, the obligations of such Subsidiary to guarantee the Notes will immediately terminate, unless such Subsidiary thereafter continues to guarantee any other Credit Facility Debt or Capital Markets Debt.  The Holders of the Notes will be deemed to have consented to the release of the guarantee of the Notes provided by a Guarantor if such Guarantor ceases to guarantee the Senior Credit Facility and any other Credit Facility Debt and Capital Markets Debt of the Company then outstanding.  At the request of the Company, the Trustee will execute and deliver any document, instructions or instruments evidencing the consent of the Holders to any such release.

(b)           In addition, in the event:

(1)           of a sale or other transfer or disposition of all of the Capital Stock in any Guarantor to any person that is not an Affiliate of the Company;

(2)           all or substantially all the assets or Capital Stock of a Guarantor are sold or otherwise transferred, by way of merger, consolidation or otherwise, to a person that is not an Affiliate of the Company;

(3)           the Company exercises its rights of discharge, defeasance or covenant defeasance pursuant to Article VIII; or

(4)           Holders of 66-2/3% of the Notes of the applicable Series have consented to the release of such guarantee;

then such Guarantor (or the person concurrently acquiring such assets of such Guarantor) shall be deemed automatically and unconditionally released and discharged of any obligations under its guarantee of the Notes or such Series.  At the request of the Company, the Trustee will execute and deliver any documents, instructions or instruments evidencing the consent of the Holders to any such release.

SECTION 10.8	Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 10.9	Future Guarantors.

Each Person that is required to become a Guarantor after the Issue Date pursuant to Section 4.10 shall promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Person shall become a Guarantor. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1	Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

SECTION 11.2	Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others address:

If to the Company or any Guarantor:

Rock-Tenn Company
504 Thrasher Street
Norcross, Georgia  30071
Facsimile:  (770) 263-3582
Attention:  Chief Financial Officer

with copies to:

Rock-Tenn Company
504 Thrasher Street
Norcross, Georgia  30071
Facsimile:  (770) 263-3582
Attention:  General Counsel

and

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY  10019
Facsimile:  (212) 474-3700
Attention:  Andrew J. Pitts

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
900 Ashwood Parkway
Suite 425
Atlanta, GA 30338
Attention:  Corporate Trust Unit
Telephone: (770) 698-5184

The Issuer, the Guarantors and the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders and the Trustee) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company and the Guarantors agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Any notice or communication to a Holder shall be sent electronically or mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so sent to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt.

If the Issuer mails or delivers a notice or communication to Holders, it shall mail or deliver a copy to the Trustee and each Agent at the same time.

SECTION 11.3	Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuer, the Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.4	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture (other than the initial issuance of the Notes), the Issuer shall furnish to the Trustee:

(a)           an Officers’ Certificate (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)           an Opinion of Counsel (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.5	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied;

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; and

(e)           in the case of any Opinion of Counsel provided in connection with the issuance of Additional Notes pursuant to Section 2.17 hereof, a statement as to the due authorization and execution of such Additional Notes, and as to the legality, validity and binding effect on the Company thereof following the execution, authentication, delivery thereof and payment therefor.

SECTION 11.6	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.7	No Personal Liability of Stockholders, Partners, Officers or Directors.

No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the Notes, any Note Guarantee or this Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Company or the Guarantors on the Notes or under this Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.

Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

SECTION 11.8	Governing Law.

THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES, IF ANY.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.9	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10	Successors.

All agreements of the Issuer and the Guarantors in this Indenture and the Notes and the Note Guarantees, as applicable, shall bind their respective successors and assigns.  All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 11.11	Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12	Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13	Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.14	Qualification of Indenture.

The Issuer and the Guarantors shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement, dated as of the date of this Indenture, among the Company, the Guarantors and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Wells Fargo Securities LLC, as representatives of the initial purchasers party thereto, and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Issuer, the Guarantors and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes.  The Trustee shall be entitled to receive from the Issuer and the Guarantors any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

SECTION 11.15	Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

 [Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

ROCK-TENN COMPANY

By:	/s/ Steven C. Voorhees
Name: Steven C. Voorhees
Title: Executive Vice-President, Chief Financial Officer
And Chief Administrative Officer (Principal Financial Officer)

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

PCPC, INC.
ROCK-TENN CANADA HOLDINGS, INC.
ROCK-TENN COMPANY OF TEXAS
ROCK-TENN CONVERTING COMPANY
ROCK-TENN PARTITION COMPANY
ROCK-TENN SERVICES INC.
WALDORF CORPORATION
STONE GLOBAL, INC.

By:	/s/ Steven C. Voorhees
Name: Steven C. Voorhees
Title: Executive Vice-President, Chief Financial Officer
And Chief Administrative Officer (Principal Financial Officer)

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

    ROCK-TENN SHARED SERVICES, LLC
    ROCK-TENN MILL COMPANY, LLC
    ROCKTENN - SOUTHERN CONTAINER, LLC
    TENCORR CONTAINERBOARD, LLC
    PREFLEX LLC
    ROCKTENN CP, LLC
    ROCKTENN-SOLVAY, LLC
    ROCK-TENN LEASING COMPANY, LLC
    ROCK-TENN ASTRA, LLC
    ROCK-TENN XL, LLC
    ROCK-TENN XLS, LLC,

By:	/s/ Steven C. Voorhees
Name: Steven C. Voorhees
Title: Executive Vice-President, Chief Financial Officer
And Chief Administrative Officer (Principal Financial Officer)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ R. Tamas
Name: R. Tamas
Title: Vice President

EXHIBIT A-1

FORM OF 3.500% SENIOR NOTE

(Face of Note)
3.500% Senior Notes due 2020

[Global Notes Legend]

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Restricted Notes Legend]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

A-1-1

ROCK-TENN COMPANY
3.500% SENIOR NOTES DUE 2020

No. ____	144A CUSIP: [ ]
144A ISIN: [ ]

REG S CUSIP: [ ]
REG S ISIN: [ ]

Rock-Tenn Company promises to pay to Cede & Co., or registered assigns, the principal sum of               Dollars ($          ) on March 1, 2020.

Interest Payment Dates:  March 1 and September 1, beginning March 1, 2013

Record Dates:  February 15 and August 15

Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

A-1-2

In WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated [         ]

ROCK-TENN COMPANY

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes
referred to in the within-mentioned Indenture:
Dated:  [           ]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

By:
Authorized Signatory

A-1-3

(Reverse of Note)
3.500% Senior Notes due 2020
ROCK-TENN COMPANY

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)           Interest.

(a)           Rock-Tenn Company, a Georgia corporation, or its successor (together, “Rock-Tenn”), promises to pay interest on the principal amount of this Note at a fixed rate, and at the same rate on any overdue principal or overdue installment of interest to the extent lawful.  Rock-Tenn will pay interest in United States dollars (except as otherwise provided herein) semiannually in arrears on March 1 and September 1 of each year, commencing on March 1, 2013 or, if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including September 11, 2012; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date (but after March 1, 2013), interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of the Notes, in which case interest shall accrue from the date of authentication.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

       [(b)           Registration Rights Agreement.  The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of September 11, 2012 among the Issuer, the Guarantors party thereto and the Initial Purchasers and will be entitled to the payment of Additional Interest under the circumstances provided therein.]¹

(2)           Method of Payment.  Rock-Tenn will pay interest on the Notes on the applicable Interest Payment Date to the Persons who are registered Holders of the Notes at the close of business on the February 15 and August 15 preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes shall be payable as to principal, premium and interest at the office or agency of Rock-Tenn maintained for such purpose within or without the City and State of New York; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to Rock-Tenn and the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

1	To be included only in the Initial Notes on the Issue Date and any Additional Notes that bear the Restricted Notes Legend.

A-1-4

If any interest payment date, stated maturity date or redemption date is not a Business Day, the payment otherwise required to be made on such date will be made on the next Business Day without any additional payment as a result of such delay.

Any payments of principal of and interest on this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3)           Paying Agent and Registrar.  Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar.  Rock-Tenn may change any Paying Agent or Registrar without notice to any Holder.  Rock-Tenn or any of its Subsidiaries may act in any such capacity.

(4)           Indenture.  Rock-Tenn issued the Notes under an Indenture, dated as of September 11, 2012 (the “Indenture”), among Rock-Tenn, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”).  To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  The Notes issued on the Issue Date are senior unsecured obligations of Rock-Tenn limited to $350,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium and interest on outstanding Notes as set forth in Paragraph 2 hereof.  The Indenture permits the issuance of Additional Notes subject to compliance with certain conditions.

The payment of principal and interest on the Notes is unconditionally guaranteed on a senior basis by the Guarantors.

(5)           Optional Redemption.

Upon not less than 30 nor more than 60 days’ notice, Rock-Tenn may redeem the Notes in whole or in part (equal to $2,000 or an integral multiple of $1,000 in excess thereof), as set forth below.

At any time, Rock-Tenn may redeem the Notes in whole or in part at a Redemption Price equal to the greater of:

(a)   100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date; and

(b)   the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes being redeemed (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, plus accrued and unpaid interest to, but not including, the redemption date.

A-1-5

(6)           Mandatory Redemption.  Rock-Tenn shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)           Change of Control Triggering Event.

(a)           If a Change of Control Triggering Event with respect to a Series of Notes occurs, unless Rock-Tenn has exercised its right to redeem the Notes of such Series in accordance with Section 3.7 of the Indenture, each Holder of the Notes of such Series will have the right to require the Company to purchase all or a portion (equal to $2,000 principal amount and any integral multiples of $1,000 in excess thereof) of such Holder’s Notes of such Series pursuant to the offer described below at a purchase price equal to 101% of the aggregate principal amount of the Notes of the applicable Series repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase, subject to the rights of Holders of Notes of such Series on the relevant record date to receive interest due on the relevant interest payment date

(b)    Within 30 days following the date upon which any Change of Control Triggering Event occurred, Rock-Tenn will mail or deliver a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event setting forth the procedures governing the Change of Control Offer required by the Indenture.

(c)           Holders of the Notes that are the subject of a Change of Control Offer will receive notice of such Change of Control Offer  from Rock-Tenn prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form titled “Option of Holder to Elect Purchase” appearing below.

 (8)           Notice of Redemption.  Notice of redemption shall be delivered at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof), unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date, interest ceases to accrue on the Notes or portions hereof called for redemption.

(9)           Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in initial denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Rock-Tenn may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  Rock-Tenn need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

A-1-6

(10)           Persons Deemed Owners.  The registered holder of a Note may be treated as its owner for all purposes.

(11)           Amendment, Supplement and Waiver.

Without the consent of any Holders, Rock-Tenn, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures to the Indenture for any of the following purposes:

(1)	to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture, any Note Guarantee and the Notes;

(2)	to add to the covenants of Rock-Tenn for the benefit of the Holders, or to surrender any right or power herein conferred upon Rock-Tenn;

(3)	to add additional Events of Default;

(4)	to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(5)	to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;

(6)	to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;

(7)	to add a Guarantor or to release a Guarantor in accordance with the Indenture;

(8)	to cure any ambiguity, defect, omission, mistake or inconsistency;

       (9)              to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions pursuant to this clause (9) shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Company;

       (10)   to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” in the Offering Memorandum to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in the “Description of Notes”; or

       (11)   to effect or maintain the qualification of the Indenture under the TIA.

A-1-7

 With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes issued pursuant to the Indenture (including any Additional Notes issued pursuant to the Indenture after the Issue Date) and then outstanding, voting as a single class, the Issuer and the Trustee may enter into an indenture or supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the Notes or of modifying in any manner the rights of the Holders under the Indenture, including the definitions herein; provided, that (i) if any such supplemental indenture would by its terms disproportionately and adversely affect either Series of Notes under the Indenture, such supplemental indenture shall also require the consent of the Holders of at least a majority in principal amount of the then-outstanding Notes of such Series and (ii) if any such supplemental indenture would only affect the Notes of one Series of Notes, then only the consent of the Holders of at least a majority in principal amount of the then-outstanding Notes of such affected Series (and not the consent of at least a majority in principal amount of all Notes issued under the Indenture then-outstanding) shall be required; and provided, further, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

(1)    change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Note may be subject to redemption or reduce the Redemption Price therefor,

(2)    reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences) provided for in the Indenture,

(3)    modify or change any provision of the Indenture affecting the ranking of the Notes or any Note Guarantee in a manner adverse to the Holders of the Notes, or

(4)    modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

In addition, without the consent of Holders of 66 2/3% in the aggregate principal amount of the Notes, no such supplemental indenture shall release any Note Guarantee required to be maintained under the Indenture (other than in accordance with the terms of the Indenture).

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes (including any Additional Notes issued pursuant to the Indenture after the Issue Date) and then outstanding, voting as a single class, may on behalf of the Holders of all the Notes issued pursuant to the Indenture waive any past default under the Indenture and its consequences; provided that (i) if any such waiver would by its terms disproportionately and adversely affect either Series of Notes under the Indenture, such waiver shall also require the consent of the Holders of at least a majority in principal amount of the then-outstanding Notes of such Series and (ii) if any such waiver would only affect the Notes of one Series, then only the consent of the Holders of at least a majority in principal amount of the then-outstanding Notes of such affected Series (and not the consent of at least a majority in principal amount of all Notes issued under the Indenture and then-outstanding) shall be required; and provided, further, that no waiver shall be effective without the consent of the Holder of each outstanding Note affected thereby in the case of a default:

A-1-8

(1)           in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an offer to purchase which has been made by the Issuer), or

(2)           in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

It shall not be necessary for the consent of the Holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(12)           Defaults and Remedies.  Events of Default include:

(1)    default in the payment in respect of the principal of any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2)    default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3)    default in the performance, or breach, of any covenant or agreement of Rock-Tenn or any Guarantor in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clause (1) or (2) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to Rock-Tenn by the Trustee or to Rock-Tenn and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(4)    a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by Rock-Tenn or any Significant Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $75.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $75.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(5)    the entry against Rock-Tenn or any Significant Subsidiary of a final non-appealable judgment or final non-appealable judgments for the payment of money in an aggregate amount in excess of $75.0 million, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisﬁed for a period of 60 consecutive days;

A-1-9

(6)    (i) Rock-Tenn, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

     (a)          commences a voluntary case,

     (b)          consents to the entry of an order for relief against it in an involuntary case,

     (c)          consents to the appointment of a custodian of it or for all or substantially all of its property,

     (d)          makes a general assignment for the benefit of its creditors, or

     (e)          admits in writing its inability to generally pay its debts as they become due; or

         (ii)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

     (a)           is for relief against Rock-Tenn or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;

     (b)          appoints a custodian of Rock-Tenn or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Subsidiaries; or

     (c)          orders the liquidation of the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days; or

(7)    except as permitted by the Indenture, any Note Guarantee of any Significant Subsidiary (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect.

A-1-10

If an Event of Default (other than an Event of Default specified in clause (6) above with respect to Rock-Tenn) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes issued pursuant to the Indenture (including any Additional Notes issued pursuant to the Indenture after the Issue Date) may declare the principal of all of the outstanding Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by the Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes issued pursuant to the Indenture may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (4) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (4) above shall be remedied or cured or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (6) above occurs with respect to Rock-Tenn, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interest of the Holders to do so.

No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request, and provided indemnity satisfactory to the Trustee, to the Trustee to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.  Such limitations do not apply, however, to a suit instituted by a Holder of a Note (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

 (13)           Trustee Dealings with Rock-Tenn.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Rock-Tenn, the Guarantors or their respective Affiliates, and may otherwise deal with Rock-Tenn, the Guarantors or their respective Affiliates, as if it were not the Trustee.

(14)           No Recourse Against Others.  No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of Rock-Tenn, the Guarantors or any of their respective Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the Notes, any Note Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.

A-1-11

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of Rock-Tenn or the Guarantors on the Notes or under the Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.

Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(15)           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)           CUSIP, ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(18)           THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES, IF ANY.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Rock-Tenn shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Rock-Tenn Company
504 Thrasher Street
Norcross, Georgia 30071
Facsimile: (770) 263-3582
Attention: Chief Financial Officer

A-1-12

with copies to:

Rock-Tenn Company
504 Thrasher Street
Norcross, Georgia 30071
Facsimile: (770) 263-3582
Attention: General Counsel

and

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Facsimile: (212) 474-3700
Attention: Andrew J. Pitts

A-1-13

ASSIGNMENT FORM

To assign this Note, fill in the form below:  (I) or (we) assign and transfer this Note to

________________________
(Insert assignee’s soc. sec. or tax I.D. no.)
________________________
________________________
________________________
(Print or type assignee’s name, address and zip code)

and irrevocably appoint _________________________________________________________
to transfer this Note on the books of Rock-Tenn.  The agent may substitute another to act for him.

Date:  ________________

Your Signature:  ___________________
(Sign exactly as your name appears on the
face of this Note)

Signature guarantee:______________

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

A-1-14

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by Rock-Tenn pursuant to Section 4.8 (“Change of Control Triggering Event”) of the Indenture, check the box below:
[   ] Section 4.8

If you want to elect to have only part of the Note purchased by Rock-Tenn pursuant to Section 4.8 of the Indenture, state the amount you elect to have purchased:

$_____________________

Date: ___________________________	Your Signature: ________________________
(Sign exactly as your name appears on the Note)

Tax Identification Number: _________________

Signature guarantee:______________

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

A-1-15

CERTIFICATE TO BE DELIVERED UPON
EXCHANGE OR REGISTRATION
OF RESTRICTED NOTES

Rock-Tenn Company
504 Thrasher Street
Norcross, Georgia  30071
Attention:  General Counsel

The Bank of New York Mellon Trust Company, N.A.
900 Ashwood Parkway
Suite 425
Atlanta, GA 30338
Attention:  Corporate Trust Unit
Telephone: (770) 698-5184

Re:	Rock-Tenn Company 3.500% Senior Note due 2020
CUSIP #

Reference is hereby made to that certain Indenture dated September 11, 2012 (the “Indenture”) among Rock-Tenn Company (“Rock-Tenn”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $                principal amount of Notes held in (check applicable space)                 book-entry or                 definitive form by the undersigned.

The undersigned                                      (transferor) (check one box below):

☐   hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.6 of the Indenture;

☐   hereby requests the Trustee to exchange or register the transfer of a Note or Notes to                           (transferee).

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(d) under the Securities Act of 1933, as amended, the undersigned confirms that such Notes are being transferred in accordance with its terms:

A-1-16

CHECK ONE BOX BELOW:

(1)   ☐    to Rock-Tenn or any of its subsidiaries, subject to Section 2.6 of the Indenture; or

(2)   ☐    inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

(3)   ☐    outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder; or

(4)   ☐    pursuant to an effective registration statement under the Securities Act of 1933, as amended.

A-1-17

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

_________________________________
Signature

Signature Guarantee:  _________________________
(Signature must be guaranteed by a participant
in a recognized signature guarantee medallion program)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[Name of Transferee]

Dated: ___________________________________________	____________________________________________

NOTICE:  To be executed by an executive officer

A-1-18

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for other 3.500% Senior Notes have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Signatory of Trustee or Note Custodian

A-1-19

EXHIBIT A-2

FORM OF 4.000% SENIOR NOTE

(Face of Note)
4.000% Senior Notes due 2023

[Global Notes Legend]

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Restricted Notes Legend]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

A-2-1

ROCK-TENN COMPANY
4.000% SENIOR NOTES DUE 2023

No. ____	144A CUSIP: [ ]
144A ISIN: [ ]

REG S CUSIP: [ ]
REG S ISIN: [ ]

Rock-Tenn Company promises to pay to Cede & Co., or registered assigns, the principal sum of               Dollars ($          ) on March 1, 2023.

Interest Payment Dates:  March 1 and September 1, beginning March 1, 2013

Record Dates:  February 15 and August 15

Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

A-2-2

In WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated [ ]

ROCK-TENN COMPANY

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes
referred to in the within-mentioned Indenture:
Dated:  [           ]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By: _____________________________________________
Authorized Signatory

A-2-3

(Reverse of Note)
4.000% Senior Notes due 2023
ROCK-TENN COMPANY

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)           Interest.

(a)           Rock-Tenn Company, a Georgia corporation, or its successor (together, “Rock-Tenn”), promises to pay interest on the principal amount of this Note at a fixed rate, and at the same rate on any overdue principal or overdue installment of interest to the extent lawful.  Rock-Tenn will pay interest in United States dollars (except as otherwise provided herein) semiannually in arrears on March 1 and September 1 of each year, commencing on March 1, 2013 or, if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including September 11, 2012; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date (but after March 1, 2013), interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of the Notes, in which case interest shall accrue from the date of authentication.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.  The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

[(b)           Registration Rights Agreement.  The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of September 11, 2012 among the Issuer, the Guarantors party thereto and the Initial Purchasers and will be entitled to the payment of Additional Interest under the circumstances provided therein.]2

(2)           Method of Payment.  Rock-Tenn will pay interest on the Notes on the applicable Interest Payment Date to the Persons who are registered Holders of the Notes at the close of business on the February 15 and August 15 preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes shall be payable as to principal, premium and interest at the office or agency of Rock-Tenn maintained for such purpose within or without the City and State of New York; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to Rock-Tenn and the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

2	To be included only in the Initial Notes on the Issue Date and any Additional Notes that bear the Restricted Notes Legend.

A-2-4

If any interest payment date, stated maturity date or redemption date is not a Business Day, the payment otherwise required to be made on such date will be made on the next Business Day without any additional payment as a result of such delay.

Any payments of principal of and interest on this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon.  The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3)           Paying Agent and Registrar.  Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar.  Rock-Tenn may change any Paying Agent or Registrar without notice to any Holder.  Rock-Tenn or any of its Subsidiaries may act in any such capacity.

(4)           Indenture.  Rock-Tenn issued the Notes under an Indenture, dated as of September 11, 2012 (the “Indenture”), among Rock-Tenn, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”).  To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  The Notes issued on the Issue Date are senior unsecured obligations of Rock-Tenn limited to $350,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium and interest on outstanding Notes as set forth in Paragraph 2 hereof.  The Indenture permits the issuance of Additional Notes subject to compliance with certain conditions.

The payment of principal and interest on the Notes is unconditionally guaranteed on a senior basis by the Guarantors.

(5)           Optional Redemption.

Upon not less than 30 nor more than 60 days’ notice, Rock-Tenn may redeem the Notes in whole or in part (equal to $2,000 or an integral multiple of $1,000 in excess thereof), as set forth below.

At any time before December 1, 2022, Rock-Tenn may redeem the Notes in whole or in part at a Redemption Price equal to the greater of:

(a) 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date; and

(b) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes being redeemed (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points, plus accrued and unpaid interest to, but not including, the redemption date.

A-2-5

At any time on or after December 1, 2022, Rock-Tenn may redeem the Notes in whole or in part at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

(6)           Mandatory Redemption.  Rock-Tenn shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)           Change of Control Triggering Event.

(a)           If a Change of Control Triggering Event with respect to a Series of Notes occurs, unless Rock-Tenn has exercised its right to redeem the Notes of such Series in accordance with Section 3.7 of the Indenture, each Holder of the Notes of such Series will have the right to require the Company to purchase all or a portion (equal to $2,000 principal amount and any integral multiples of $1,000 in excess thereof) of such Holder’s Notes of such Series pursuant to the offer described below at a purchase price equal to 101% of the aggregate principal amount of the Notes of the applicable Series repurchased, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase, subject to the rights of Holders of Notes of such Series on the relevant record date to receive interest due on the relevant interest payment date.

(b)   Within 30 days following the date upon which any Change of Control Triggering Event occurred, Rock-Tenn will mail or deliver a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event setting forth the procedures governing the Change of Control Offer required by the Indenture.

(c)           Holders of the Notes that are the subject of a Change of Control Offer will receive notice of such Change of Control Offer  from Rock-Tenn prior to any related Change of Control Payment Date and may elect to have such Notes purchased by completing the form titled “Option of Holder to Elect Purchase” appearing below.

 (8)           Notice of Redemption.  Notice of redemption shall be delivered at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof), unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date, interest ceases to accrue on the Notes or portions hereof called for redemption.

(9)           Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in initial denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Rock-Tenn may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  Rock-Tenn need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

A-2-6

(10)           Persons Deemed Owners.  The registered holder of a Note may be treated as its owner for all purposes.

(11)           Amendment, Supplement and Waiver.

Without the consent of any Holders, Rock-Tenn, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures to the Indenture for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture, any Note Guarantee and the Notes;

(2)	to add to the covenants of Rock-Tenn for the benefit of the Holders, or to surrender any right or power herein conferred upon Rock-Tenn;

(3)	to add additional Events of Default;

(4)	to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(5)	to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;

(6)	to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;

(7)	to add a Guarantor or to release a Guarantor in accordance with the Indenture;

(8)	to cure any ambiguity, defect, omission, mistake or inconsistency;

(9) to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions pursuant to this clause (9) shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Company;

(10) to conform the text of the Indenture or the Notes to any provision of the “Description of Notes” in the Offering Memorandum to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in the “Description of Notes”; or

(11)	to effect or maintain the qualification of the Indenture under the TIA.

A-2-7

With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes issued pursuant to the Indenture (including any Additional Notes issued pursuant to the Indenture after the Issue Date) and then outstanding, voting as a single class, the Issuer and the Trustee may enter into an indenture or supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the Notes or of modifying in any manner the rights of the Holders under the Indenture, including the definitions herein; provided, that (i) if any such supplemental indenture would by its terms disproportionately and adversely affect either Series of Notes under the Indenture, such supplemental indenture shall also require the consent of the Holders of at least a majority in principal amount of the then-outstanding Notes of such Series and (ii) if any such supplemental indenture would only affect the Notes of one Series of Notes, then only the consent of the Holders of at least a majority in principal amount of the then-outstanding Notes of such affected Series (and not the consent of at least a majority in principal amount of all Notes issued under the Indenture then-outstanding) shall be required; and provided, further, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

(1)    change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Note may be subject to redemption or reduce the Redemption Price therefor,

(2)    reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults hereunder and their consequences) provided for in the Indenture,

(3)    modify or change any provision of the Indenture affecting the ranking of the Notes or any Note Guarantee in a manner adverse to the Holders of the Notes, or

(4)    modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

In addition, without the consent of Holders of 66 2/3% in the aggregate principal amount of the Notes, no such supplemental indenture shall release any Note Guarantee required to be maintained under the Indenture (other than in accordance with the terms of the Indenture).

A-2-8

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes (including any Additional Notes issued pursuant to the Indenture after the Issue Date) and then outstanding, voting as a single class, may on behalf of the Holders of all the Notes issued pursuant to the Indenture waive any past default under the Indenture and its consequences; provided that (i) if any such waiver would by its terms disproportionately and adversely affect either Series of Notes under the Indenture, such waiver shall also require the consent of the Holders of at least a majority in principal amount of the then-outstanding Notes of such Series and (ii) if any such waiver would only affect the Notes of one Series, then only the consent of the Holders of at least a majority in principal amount of the then-outstanding Notes of such affected Series (and not the consent of at least a majority in principal amount of all Notes issued under the Indenture and then-outstanding) shall be required; and provided, further, that no waiver shall be effective without the consent of the Holder of each outstanding Note affected thereby in the case of a default:

(1)          in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an offer to purchase which has been made by the Issuer), or

(2)          in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

It shall not be necessary for the consent of the Holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(12)           Defaults and Remedies.  Events of Default include:

        (1)   default in the payment in respect of the principal of any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

        (2)   default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

        (3)   default in the performance, or breach, of any covenant or agreement of Rock-Tenn or any Guarantor in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clause (1) or (2) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to Rock-Tenn by the Trustee or to Rock-Tenn and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

        (4)   a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by Rock-Tenn or any Significant Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $75.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $75.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

A-2-9

        (5)   the entry against Rock-Tenn or any Significant Subsidiary of a final non-appealable judgment or final non-appealable judgments for the payment of money in an aggregate amount in excess of $75.0 million, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisﬁed for a period of 60 consecutive days;

        (6)    (i)    Rock-Tenn, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(a)           commences a voluntary case,

(b)           consents to the entry of an order for relief against it in an involuntary case,

(c)           consents to the appointment of a custodian of it or for all or substantially all of its property,

(d)           makes a general assignment for the benefit of its creditors, or

(e)           admits in writing its inability to generally pay its debts as they become due; or

(ii)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)           is for relief against Rock-Tenn or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;

(b)           appoints a custodian of Rock-Tenn or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Subsidiaries; or

(c)           orders the liquidation of the Company or any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary and the order or decree remains unstayed and in effect for 60 consecutive days; or

(7)   except as permitted by the Indenture, any Note Guarantee of any Significant Subsidiary (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect.

A-2-10

If an Event of Default (other than an Event of Default specified in clause (6) above with respect to Rock-Tenn) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes issued pursuant to the Indenture (including any Additional Notes issued pursuant to the Indenture after the Issue Date)  may declare the principal of all of the outstanding Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by the Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes issued pursuant to the Indenture may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (4) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (4) above shall be remedied or cured or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (6) above occurs with respect to Rock-Tenn, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interest of the Holders to do so.

No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request, and provided indemnity satisfactory to the Trustee, to the Trustee to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.  Such limitations do not apply, however, to a suit instituted by a Holder of a Note (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

 (13)           Trustee Dealings with Rock-Tenn.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Rock-Tenn, the Guarantors or their respective Affiliates, and may otherwise deal with Rock-Tenn, the Guarantors or their respective Affiliates, as if it were not the Trustee.

(14)           No Recourse Against Others.  No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of Rock-Tenn, the Guarantors or any of their respective Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the Notes, any Note Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.

A-2-11

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of Rock-Tenn or the Guarantors on the Notes or under the Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.

Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(15)           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)           CUSIP, ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(18)           THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES, IF ANY.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Rock-Tenn shall furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Rock-Tenn Company
504 Thrasher Street
Norcross, Georgia  30071
Facsimile:  (770) 263-3582
Attention:  Chief Financial Officer

A-2-12

with copies to:

Rock-Tenn Company
504 Thrasher Street
Norcross, Georgia  30071
Facsimile:  (770) 263-3582
Attention:  General Counsel

and

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY  10019
Facsimile:  (212) 474-3700
Attention:  Andrew J. Pitts

A-2-13

ASSIGNMENT FORM

To assign this Note, fill in the form below:  (I) or (we) assign and transfer this Note to

________________________
(Insert assignee’s soc. sec. or tax I.D. no.)
________________________
________________________
________________________
(Print or type assignee’s name, address and zip code)

and irrevocably appoint _________________________________________________________
to transfer this Note on the books of Rock-Tenn.  The agent may substitute another to act for him.

Date:  ________________

Your Signature:  ___________________
(Sign exactly as your name appears on the
face of this Note)

Signature guarantee:______________

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

A-2-14

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by Rock-Tenn pursuant to Section 4.8 (“Change of Control Triggering Event”) of the Indenture, check the box below:

[   ] Section 4.8

If you want to elect to have only part of the Note purchased by Rock-Tenn pursuant to Section 4.8 of the Indenture, state the amount you elect to have purchased:

$_____________________

Date: _____________________________	Your Signature: _________________________
(Sign exactly as your name appears on the Note)

Tax Identification Number: _________________

Signature guarantee:______________

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

A-2-15

CERTIFICATE TO BE DELIVERED UPON
EXCHANGE OR REGISTRATION
OF RESTRICTED NOTES

Rock-Tenn Company
504 Thrasher Street
Norcross, Georgia  30071
Attention:  General Counsel

The Bank of New York Mellon Trust Company, N.A.
900 Ashwood Parkway
Suite 425
Atlanta, GA 30338
Attention:  Corporate Trust Unit
Telephone: (770) 698-5184

Re:	Rock-Tenn Company 4.000 % Senior Note due 2023
CUSIP #

Reference is hereby made to that certain Indenture dated September 11, 2012 (the “Indenture”) among Rock-Tenn Company (“Rock-Tenn”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $                principal amount of Notes held in (check applicable space)                 book-entry or                 definitive form by the undersigned.

The undersigned                                      (transferor) (check one box below):

☐   hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.6 of the Indenture;

☐   hereby requests the Trustee to exchange or register the transfer of a Note or Notes to                           (transferee).

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(d) under the Securities Act of 1933, as amended, the undersigned confirms that such Notes are being transferred in accordance with its terms:

A-2-16

CHECK ONE BOX BELOW:

(1)   ☐  to Rock-Tenn or any of its subsidiaries, subject to Section 2.6 of the Indenture; or

(2)   ☐    inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

(3)   ☐  outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder; or

(4)   ☐     pursuant to an effective registration statement under the Securities Act of 1933, as amended.

A-2-17

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

___________________________________
Signature

Signature Guarantee: __________________________
(Signature must be guaranteed by a participant
in a recognized signature guarantee medallion program)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[Name of Transferee]

Dated: ______________________________________	___________________________________________

 NOTICE:  To be executed by an executive officer

A-2-18

SCHEDULE A

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for other 4.000% Senior Notes have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Signatory of Trustee or Note Custodian

A-2-19

EXHIBIT B

FORM OF NOTATIONAL GUARANTEE

Each Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under that certain Indenture, dated as of September 11, 2012, by and among Rock-Tenn Company (“Rock-Tenn”), the Guarantors party thereto and the Trustee (as amended and supplemented from time to time, the “Indenture”) and any additional Guarantors) has guaranteed the 3.500% Senior Notes due 2020 (the “2020 Notes”) and the 4.000% Senior Notes due 2023 (the “2023 Notes,” and together with the 2020 Notes, the “Notes”) and the obligations of Rock-Tenn under the Indenture, which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes of Rock-Tenn, whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Note Guarantee or the Indenture.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Note Guarantee.

No stockholder, employee, officer, director or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Note Guarantee by reason of his or its status as such stockholder, employee, officer, director or incorporator.

This is a continuing Note Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of Rock-Tenn’s obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Note Guarantee of payment and not of collection.

This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.  The obligations of each Guarantor under its Note Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance or fraudulent transfer under applicable law.

B-1

THE TERMS OF ARTICLE X OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of _________________

[NAME OF GUARANTOR]

By:
Name:
Title:

B-2

EXHIBIT C-1

[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]

Rock-Tenn Company
504 Thrasher Street
Norcross, Georgia  30071
Attention:  General Counsel

The Bank of New York Mellon Trust Company, N.A.
900 Ashwood Parkway
Suite 425
Atlanta, GA 30338
Attention:  Corporate Trust Unit
Telephone: (770) 698-5184

Re:	Rock-Tenn Company 3.500% Senior Notes due 2020 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $________ aggregate principal amount at maturity of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

You and Rock-Tenn Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name ofTransferor]

By:
Authorized Signature

C-1-1

Signature guarantee: _____________________________

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

C-1-2

EXHIBIT C-2

[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]

Rock-Tenn Company
504 Thrasher Street
Norcross, Georgia  30071
Attention:  General Counsel

The Bank of New York Mellon Trust Company, N.A.
900 Ashwood Parkway
Suite 425
Atlanta, GA 30338
Attention:  Corporate Trust Unit
Telephone: (770) 698-5184

Re:	Rock-Tenn Company 4.000 % Senior Notes due 2023 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $________ aggregate principal amount at maturity of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

You and Rock-Tenn Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name ofTransferor]

By:
Authorized Signature

C-2-1

Signature guarantee:  __________________________

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

C-2-2

EXHIBIT D-1

[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS
PURSUANT TO REGULATION S]

Rock-Tenn Company
504 Thrasher Street
Norcross, Georgia  30071
Attention:  General Counsel

The Bank of New York Mellon Trust Company, N.A.
900 Ashwood Parkway
Suite 425
Atlanta, GA 30338
Attention:  Corporate Trust Unit
Telephone: (770) 698-5184

Re:	Rock-Tenn Company 3.500 % Senior Notes due 2020 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)           the offer of the Notes was not made to a person in the United States;

(2)           either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3)           no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b) or Rule 904(b) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b) or Rule 904(b), as the case may be.

D-1-1

Rock-Tenn Company and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name ofTransferor]

By:
Authorized Signature

Signature guarantee: _____________________________

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

D-1-2

EXHIBIT D-2

[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS
PURSUANT TO REGULATION S]

Rock-Tenn Company
504 Thrasher Street
Norcross, Georgia  30071
Attention:  General Counsel

The Bank of New York Mellon Trust Company, N.A.
900 Ashwood Parkway
Suite 425
Atlanta, GA 30338
Attention:  Corporate Trust Unit
Telephone: (770) 698-5184

Re:	Rock-Tenn Company 4.000 % Senior Notes due 2023 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)           the offer of the Notes was not made to a person in the United States;

(2)           either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3)           no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b) or Rule 904(b) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b) or Rule 904(b), as the case may be.

D-2-1

Rock-Tenn Company and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name ofTransferor]

By:
Authorized Signature

Signature guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

D-2-2